UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       September 30, 2021

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 587-9898

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PESI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act   ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement.

On September 30, 2021, Perma-Fix Environmental Services, Inc. (the “Company”) entered into subscription agreements (the “Subscription Agreements”) with certain institutional and retail investors (the “Purchasers”), pursuant to which the Company agreed to sell and issue, in a registered direct offering, an aggregate of 1,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a negotiated purchase price per share of $6.20 (the “Shares”), for aggregate gross proceeds to the Company of approximately $6.2 million, before deducting fees payable to the placement agent and other estimated offering expenses payable by the Company (the “Offering”). The offering price per share was negotiated based on the average closing price of the Company’s Common Stock as quoted on Nasdaq over the three-week period immediately preceding the date of the Subscription Agreements, less a five percent discount. The issuance of the Shares purchased in the Offering is expected to occur no later than October 4, 2021.

The Shares were offered and sold by the Company through a prospectus supplement pursuant to the Company’s “shelf” registration statement on Form S-3, which was previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 13, 2019 and subsequently declared effective on May 22, 2019 (File No. 333-231429) (the “Registration Statement”). Securities issued pursuant to the Registration Statement may only be offered by means of a prospectus. The Company has filed with the SEC the prospectus supplement, together with the accompanying base prospectus, used in connection with the offer and sale of the Shares.

Wellington Shields & Co., LLC (“Wellington”) served as the exclusive placement agent in connection with the Offering, pursuant to a placement agency agreement dated as of September 23, 2021 (the “Placement Agency Agreement”), between the Company and Wellington. The Company has agreed to pay Wellington a cash fee of 6.00% of the aggregate gross proceeds in the Offering. The Company has also agreed to reimburse Wellington for certain expenses in connection with the Offering in an aggregate amount not to exceed $50,000.

The foregoing descriptions of the Placement Agency Agreement and Subscription Agreements are not complete and are qualified in their entirety by reference to the full text of the Placement Agency Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K, and the Subscription Agreements, the form of which is filed as Exhibit 10.2 to this Form 8-K, and which are incorporated herein in their entirety by reference.

A copy of the opinion of Conner & Winters, LLP relating to the validity of the shares of Common Stock issued in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On October 4, 2021, the Company issued a press release announcing the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 7.01 by reference.

The press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under applicable securities laws.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1 attached hereto, shall be deemed “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

5.1	Opinion of Conner & Winters, LLP.

10.1	Placement Agency Agreement, dated as of September 23, 2021, by and between the Company and Wellington Shields & Co., LLC.

10.2	Form of Subscription Agreement, dated as of September 30, 2021, between the Company and each purchaser named in the signature pages of the respective Subscription Agreements.

23.1	Consent of Conner & Winters, LLP (contained in Exhibit 5.1)

99.1	Press release, dated October 4, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2021

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:	/s/ Ben Naccarato
Ben Naccarato
Executive Vice President and Chief Financial Officer